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                                                                    EXHIBIT 10.1

                     STOCK TRANSFER AND CONSULTING AGREEMENT


THE FOLLOWING AGREEMENTS are made effective this 31st day of March, 2003 (the "Effective Date") by and between CONSOLIDATED AMERICAN ENERGY RESOURCES, INC. ("Consolidated"), whose principal offices are located at 660 Forest Center, Suite #307 Dallas, TX 75230 and PATRICK A. MCGEENEY ("McGeeney"), whose principal offices are located at 2720 Stemmons Freeway South Tower, Suite 600 Dallas, TX 75207.

PURPOSES: The parties desire to enter into the following Stock Transfer Agreement and to cause certain financial adjustments to be made by Availent Financial, Inc. of which McGeeney is presently a Director, Officer (President) and Stockholder. In addition they agree to enter into, and to use their best efforts to cause Availent to enter into the Consulting Agreement, as set forth below. The execution of the Stock Transfer is a condition precedent to Consolidated's obligation to enter into its Consulting Agreement as set forth below. They further agree to cause all of these agreements to he ratified by Availent.

                                    RECITALS

A. WHEREAS Consolidated is experienced in providing corporate financial and investment banking consulting services.

B. WHEREAS Consolidated has developed relationships with brokers, institutional investors, investment bankers, financial public relations firms and individual accredited investors which may assist McGeeney in the corporate restructuring and possible debt and equity financing of AVAILENT FINANCIAL, INC. ("Availent" or the "Company").

C. WHEREAS according to the unaudited financial statements of Availent (updated by the Company on March 20, 2003, hereinafter referred to as the "Financial Statements"), Availent's negative net worth was ($3,474,069) and ($4,256,117) on December 31, 2002 and February 28, 2003, respectively. According to the Financial Statements, Availent lost ($3,016,310) for the fiscal year ending December 31, 2002 and lost ($782,048) for the two months ending February 28, 2003.

D. WHEREAS, McGeeney in consideration of Consolidated's best efforts participation in the corporate restructuring and possible future equity and/or debt financing of Availent, McGeeney agrees to the following:

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, Consolidated and McGeeney agree as follows:

(1) McGeeney does hereby agree to transfer and convey all (1,685,221 more or less) of the common shares of Availent (the "Shares") owned by McGeeney (this specifically excludes the 374,434 shares owned directly by Michele McGeeney which now charge piggyback registration rights) to Consolidated and Consolidated's agents and assigns, or Consolidated's order,


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         effective immediately upon execution of this Agreement and any other agreement deemed by Consolidated to be necessary to effectuate said transfer of Shares. Further McGeeney agrees to notify the escrow agent of the transfer of Shares to Consolidated, said escrow agent is currently holding the Shares in accordance with the Loan Agreement between Availent and Bobby Lutz dated February 12, 2003. In addition, immediately upon receipt of written instructions from Consolidated, McGeeney agrees to notify Availent's Stock Transfer Agent of the transfer of Shares to Consolidated, its agents and assigns.

         [2] McGeeney does hereby agree to convert all principal balances owed to him and his wife (Michele McGeeney) as evidenced by Notes Receivable (the "Notes") from Availent into Availent common shares at the price of $1.00 per share. As of March
                  28, 2003, Availent owed McGeeney and his wife $615,000. These Notes Receivable amounting to $615,000 are hereby converted to equity at $1.00 per share in the amount of 615,000 shares with piggyback registration rights.

         [3] McGeeney and Michele McGeeney do hereby agree to forgive immediately as of March 28, 2003 any and all interest accrued and unpaid on the Notes (see Section 3 above), now and forevermore.

         [4] McGeeney does hereby agree to forgive immediately any and all deferred compensation payable to him by Availent as of March 28, now and forevermore. Said deferred compensation amounts to $48,9l6 + FICA for FY 2001, $130,035 + FICA for FY 2002
                  and approximately $47,500 + FICA for FY 2003 (total is $226,451 plus FICA).

         [5] To immediately elect up to five additional directors to Availent's Board of Directors, said five directors to be chosen and nominated by Consolidated, at Consolidated's request.

         E. Consolidated, as further consideration for McGeeney's agreement and performance as shown in Section D. [1] thru [5] above and elsewhere in this agreement, does hereby agree to use its best efforts to have Availent issue and execute an Employment Agreement, an Executive Stock Option Plan and an Executive Performance Bonus Plan with the provisions as shown below. Note that the aforementioned agreements and all provisions contained therein arc subject to review and approval of Availent's general counsel and Board of Directors:

         [1] Annual salary, pay to commence immediately as of March 30, 2003, every two weeks, payable in arrears. McGeeney's annual salary is $100,000.

         [2] A Quarterly Bonus Plan (the "Bonus Plan") for the Executives of Availent as designated by the Board of Directors equal to 5% of the Net Income Before Taxes (in accordance with GAAP) of Availent Financial up to $5 million Net Income Before Taxes annually, payable within 45 days subsequent to the end of the quarter. Should Net Income Before Taxes exceed $5 million per annum, the executives shall be paid 2% of any NIBT in excess of $5 million.


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         (3)      The term of employment is 5 years, from March 31, 2003 to
                  March 31, 2008.

         (4)      McGeeney will retain the title of President of Availent.

         (5) McGeeney will participate in a stock option plan with the participants limited to whatever employees of Availent that are dictated by Federal statutes and ERISA. McGeeney's minimum participation in the ESOP under any and all circumstances will be 40% of the total options. The ESOP will provide for the issuance in the aggregate of at least 5% of the total common shares issued and outstanding of Availent for three years as of fiscal year end 2003, 2004 and 2005. For purposes of calculating the number of shares issued and outstanding, December 31 will be utilized. 50% of the options shall be earned automatically. 25% of the options shall be earned as annual gross revenue target amounts are achieved (amounts to be determined) for FY 2003, 2004, 2005. 25% of the options shall be earned according to Net Income Before Tax target amounts (to be determined) for FY 2003, 2004, 2005. These options will be cashless exchange options and will vest 100% as earned.

         (6) Consolidated does hereby agree to use its best efforts to facilitate Availent's payment to McGeeney for reimbursable expenses in the aggregate amount of $54,445.25. The future payments related to these charge cards are subject to and conditional upon an audit.

F. The services provided herein are to be provided on a "best efforts" basis directly and through the Consolidated's officers, agents or others employed or retained by and under the direction of Consolidated provided however, that the services shall expressly exclude all legal advice, accounting services or any other services which require licenses or certification which Consolidated does not possess.

G. Should further documents be reasonably required to affect the purposes to these agreements and the assent of either or both of the parties be necessary then they hereby agree to execute such agreements.


                              CONSULTING AGREEMENT

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, Consolidated and McGenney agree as follows and to cause Availent to ratify, approve and enter into the following agreement:


         1. SCOPE OF REPRESENTATION. Consolidated shall provide the corporate consulting restructuring and financing services detailed in Sections D and E of the Stock Transfer Agreement as set forth above and Section 2 of this agreement as set forth below (the "Services").



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         2. CONSOLIDATED'S EXPENSES. Expense reimbursement shall be covered in a separate consulting agreement between Consolidated and its agents and assigns and Availent. Availent and Consolidated agree that such agreement shall provide for the recovery by Consolidated of all of its reasonable and necessary expenses incurred in the performance of Consolidated's efforts to affect the purposes of this and future agreements entered into for the benefit of Availent. The reasonable necessity for such expenses shall be presumed until established otherwise.

         3. INDEPENDENT CONTRACTOR: No Power to Bind. Consolidated and its agents and assigns are not employees of McGeeney nor Availent any purpose whatsoever, but are independent contractors. McGeeney is interested only in the results obtained by Consolidated, and Consolidated shall have, subject to the terms of this Agreement, sole control of the manner and means of performing under this Agreement.

         4. COMPENSATION. The transfer of shares as set forth in Section D. [1] herein shall constitute Consolidated's compensation. Any additional compensation to be paid to Consolidated for its consulting services will be set forth in a separate agreement with Availent.

         5. TERM. The term of this Agreement shall be for 12 (twelve) months from the date of execution of this Agreement.

         6. WARRANTIES AND REPRESENTATIONS OF CONSOLIDATED. Consolidated represents, warrants and covenants to McGeeney that it will at all times during the term of this Agreement satisfy the following warranties and representations.

         (a) Consolidated shall at all times comply with any and all applicable federal, state, local or foreign securities laws, rules and regulations in its performance hereunder. Consolidated will disclose in all reports, communications, etc. that it is a consultant of Availent that it is being compensated by Availent and is a shareholder of Availent. Specifically, that Consolidated will at all times comply with the requirements of Section 17(b) of the Securities Act and will not solicit the purchase or sale of any securities of Availent without disclosing any compensation arrangement and the exact number of shares held by Consolidated and any shares held by related parties as defined in the Securities Act of 1933, as amended.

         (b) Consolidated shall at all times comply with all federal, state and foreign laws and all applicable rules, regulations and orders of any court, government or any unit or agency thereof in connection with performing its duties under this Agreement.

         (c) Consolidated acknowledges that the services to be provided pursuant to this Agreement and the receipt, retention and disposition of the compensation to be paid to Consolidated under this Agreement are subject to applicable securities laws, including the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall at all times comply with all applicable securities laws in connection with performing its duties under this Agreement and in connection with the receipt, retention and disposition of the compensation to be paid to Consolidated under this Agreement.



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         (d) Consolidated is free to enter into this Agreement and the services to be provided pursuant to this Agreement are not in conflict with any other contractual or other obligation to which the Consolidated is bound.

         (e) Consolidated is providing the Services on a best effort basis which are based on its management's personal experience and expertise. There are no guarantees warranties and representations (express or implied) of any kind that its advice or Services will produce any specific results for the benefit of McGeeney or Availent. Actual results may substantially and materially differ from those suggested by Consolidated.

         (f) Consolidated represents and warrants to McGeeney that: (i) it is under no contractual restriction or other restrictions or obligations that are inconsistent with this Agreement, the performance of its duties and the covenants hereunder; (ii) its management is under no physical or mental disability that would interfere with its keeping and performing all of the agreements, covenants and conditions to be kept or performed hereunder; (iii) it is familiar with all federal and state securities laws applicable to the performance of its services as contemplated in this Agreement, including Sections 17(b) of the Securities Act, Sections 9 and 10(b) of the Exchange Act and Regulation PD; (iv) it will comply with all applicable federal and state securities laws in the performance of the services under this Agreement; and (v) it will cause any person to whom any of the Securities of the Company or other compensation are transferred to agree and undertake for the benefit of the Company to comply with all applicable federal and state securities laws in connection with their ownership or disposition of the Securities (including compliance with Section 17(b) of the Securities Act to the extent applicable).

         (g) Consolidated acknowledges that it is in the business of consulting and may provide consulting services and consulting advice (of the type contemplated by this Agreement) to others and that nothing herein contained shall be construed to limit or restrict the Consolidated in providing such similar consultant type services to others, or rendering such advice to others.

         7. WARRANTIES AND REPRESENTATIONS OF MCGEENEY. McGeeney agrees to indemnify and hold Consolidated, its agents and assigns, harmless from any and all claims, causes of action or liabilities of any nature whatsoever arising out of this Agreement or the actions taken by Consolidated pursuant to the terms of this Agreement, specifically including, but not limited too, any claims by other Availent shareholders, regulatory authorities, financiers or any other person or institution whose claim or claims are based upon the terms and conditions of this Agreement.

         8. NOTICE. Except as otherwise specifically provided, any notices to be given hereunder shall be deemed given upon personal delivery, upon the next business day immediately following the day sent if sent by overnight express carrier, or upon the third business day following the day if sent by fax and separately by postage prepaid by certified or registered mail, return receipt requested to the following addresses (or such other address as shall be specified in any notice given):

    In case of Consolidated:       CONSOLIDATED AMERICAN ENERGY RESOURCES, INC.
                                   Mr. David Malina, President





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                                 660 Forest Center, Suite #307
                                 Dallas, TX 75230



In case of McGeeney:             PATRICK A. MCGEENEY
                                 2720 Stemmons Freeway, South Tower, Suite 600
                                 Dallas, TX 75207






In case of Availent:             PATRICK A. MCGEENEY
                                 President
                                 2720 Stemmons Freeway, South Tower, Suite 600
                                 Dallas, TX 75207


         9. WAIVER OF BREACH. The waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

         10. ASSIGNMENT. Except as otherwise provided herein, the rights and benefits of the parties contained in this Agreement shall inure to the benefit of and be binding upon the successors, assigns, administrators, and personal representatives of the parties hereto. Consolidated's duties under this Agreement can be delegated by the them to third parties who agree to act in accordance with the terms and conditions of this Agreement.

         12. ARBITRATION. Any controversy or claim arising out of or relating to any interpretation, breach or dispute concerning any of the terms or provisions of this Agreement, which disagreement is not settled within thirty days after it arises, shall be settled by binding arbitration in Dallas, Texas in accordance with the laws of the State of Texas and under the rules then obtaining of the American Arbitration Association and judgment upon the award rendered in said arbitration shall be final and may be entered in any court of the State of Texas having jurisdiction thereof. Any party hereto may apply for such arbitration.

         13. ATTORNEYS FEES. In the event that an action at law or in equity is brought to enforce the provisions of this Agreement or to prevent a breach thereof, the successful party in such action or arbitration proceeding shall be entitled to an award of attorney's fees and other costs as shall be established by the court or pursuant to a binding arbitration proceeding.

         14. HOLD HARMLESS AND INDEMNIFICATION. McGeeney shall hold Consolidated, its officers and directors harmless from and against any liability, loss, cost, expenses or damages, including attorney's fees howsoever caused by reason of any injury or loss sustained by or to any person or property by reason of any actual or alleged wrongful act, misrepresentation or omission by McGeeney and Availent or its agents or representatives (other than the






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Consolidated). Consolidated shall hold the McGeeney and Availent and its management harmless from and against any liability, loss, cost, expenses or damages, including attorney's fees, howsoever caused by reason of any injury or loss sustained by or to any person or property by reason of any actual or alleged wrongful act, misrepresentation or omission by the Consolidated or their agents or representatives.

         15. APPLICABLE LAW. This Agreement shall be construed as whole and in accordance with its fair meaning. This Agreement shall be interpreted in accordance with the laws of the State of Texas.

         16. ENTIRE AGREEMENT. This Agreement, together with the documents and exhibits referred to herein, embodies the entire understanding among the parties and merges all prior discussions or communications among them, and no party shall be bound by any definitions, conditions or warranties, or representations other than as expressly stated in this Agreement, or as subsequently set forth in writing, signed by the duly authorized representatives of all of the parties hereto. This Agreement, when executed shall supercede and render null and void any and all preceding oral or written understandings and agreements. This agreement may be signed in counterparts.

         17. NO ORAL CHANGE: WAIVER. This Agreement may only be changed, modified, or amended in writing by the mutual consent of the parties hereto. The provisions of this Agreement may only be waived in or by writing signed by the party against whom enforcement of any waiver is sought.

         18. CONFLICT OF INTEREST. Consolidated represents that it is not presently aware of any conflicts of interest regarding the performance of the Services in accordance with this Agreement.

         19. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, inoperative or unenforceable as applied in any particular case because it conflicts with any other provision or provisions hereof, or any other provision or provisions hereof, or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

         20. INTERPRETATION. Each of the parties acknowledge that they have been represented by independent counsel of their choice throughout all negotiations that have preceded the execution of this Agreement, and that they have executed the same with consent and upon the advice of said independent counsel. Each party and their counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law, including but not limited to any decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived. The provisions of this


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Agreement shall be construed as a whole and in accordance with its fair meaning to affect the intentions of the parties and this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on March 31, 2003:


CONSOLIDATED AMERICAN ENERGY RESOURCES, INC.


BY: /s/    DAVID MAFINA
   ------------------------------------------
   DAVID MAFINA, PRESIDENT


WITNESS:

NAME:                (ILLEGIBLE)
     ----------------------------------------

ADDRESS:             (ILLEGIBLE)
        -------------------------------------
                     (ILLEGIBLE)
        -------------------------------------

PATRICK A. MCGEENEY                                   MICHELE MCGEENEY


By: /s/ PATRICK A. MCGEENEY                   Agreed:  /s/ MICHELE MCGEENEY
   ---------------------------------------           --------------------------
   PATRICK A. MCGEENEY, INDIVIDUALLY AND
   AS PRESIDENT OF AVAILENT FINANCIAL, INC.




WITNESS:

NAME:    (ILLEGIBLE)
     -----------------------------------------------
     SECRETARY OF AVAILENT FINANCIAL, INC.

ADDRESS: (ILLEGIBLE)
        --------------------------------------------
         (ILLEGIBLE)
        --------------------------------------------


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